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                                                                     Exhibit 4.6

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THIS WARRANT HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE SECURITIES LAWS, OR EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT AND LAWS.


Warrant No. S1-(WarrantNo)                                    (Warrants) Shares

                              COMMON STOCK WARRANT

                              To Purchase Shares of

                                  Common Stock

                                       of

                           SPECTRA SCIENCE CORPORATION

     THIS CERTIFIES THAT, for value received, (Shareholder) ("Holder"), or Holder's assigns, is entitled, subject to the terms set forth below, to purchase from Spectra Science Corporation, a Delaware corporation (the "Company"), formerly known as Spectra Acquisition Corp., (WarrantsSpelledOut) ((Warrants)) fully paid and non-assessable shares of the Common Stock, $.01 par value per share ("Common Stock"), of the Company at a purchase price of $2.00 per share (subject to adjustment as set forth herein, the "Warrant Price"). The number and character of, and purchase price for, such shares of Common Stock are subject to adjustment as provided herein. This Warrant will become exercisable upon the first to occur of (a) the closing (a "Public Offering Closing") of the first firm commitment underwritten public offering (a "Public Offering") of Common Stock by the Company in which the aggregate net proceeds to the Company shall not be less than $10,000,000 and the price per share of Common Stock to the public shall be not less than $3.00 per share (a "Public Offering Closing") or
(b) the closing of (i) a consolidation or merger or other business combination to which the Company is a party and in which the Company is not the surviving corporation or in which more than 50% of the equity ownership of the Company (calculated on a fully diluted basis) has been transferred and (ii) the closing of the sale of all or substantially all of the assets of the Company (any of the transactions

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describe in clauses (i) and (ii) being referred to in this Warrant as an
"Acquisition Transaction"). This Warrant will remain exercisable following a Public Offering Closing until and unless this Warrant has expired as provided herein. This Warrant will be canceled if not exercised in connection with the closing of an Acquisition Transaction as provided herein. If not otherwise exercisable or canceled, this Warrant will be exercisable at any time within sixty (60) days prior to the expiration date provided for in Section 1.3 hereof.

     This Warrant was originally issued pursuant to an Asset Purchase Agreement, dated as of July 15, 1996, between the Company and SSC Science Corporation, a Delaware corporation, formerly known as Spectra Science Corporation, and was transferred to the Holder hereof on January 18, 2001.

     1.   Exercise of Warrant.

          1.1 Full Exercise. This Warrant may be exercised by the Holder hereof in whole by the surrender of this Warrant and delivery of an executed Notice of Exercise in the form appended hereto duly executed by such Holder to the Company at its principal office at any time or times within the period specified above, accompanied by payment for the Common Stock as to which this Warrant is being exercised by wire transfer to an account designated by the Company or by certified or bank check. Alternatively, the Holder hereof may elect to exercise the rights represented by this Warrant in whole by the surrender of this Warrant and delivery of an executed Notice of Exercise specifying that the value (as determined below) of this Warrant shall be the consideration for the shares of Common Stock, in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

     X = Y (A-B)
         -------
            A

Where: X = the number of shares of Common Stock to be issued to the Holder.
       Y = the number of shares of Common Stock issuable upon exercise of this
           Warrant on the date of delivery of the Notice of Exercise.
       A = the current fair market value of one share of Common Stock.
       B = Warrant Price.

     As used herein, current fair market value of the Common Stock shall mean the numerical average of fair market value per share of Common Stock over a period of 21 days consisting of the day on which the Notice of Exercise is received by the Company and the 20 consecutive business days prior to such day. The fair market value per share of Common Stock for any day shall mean the average of the closing prices of the Company's Common Stock sold on all securities exchanges on which the Common Stock may at the time be listed or as quoted on the Nasdaq National Market, or, if there have been no sales on any such exchange or any such quotation on any day, the average of the highest bid and lowest asked prices on all such exchanges or such System at the end of such day, or, if on any day the Common Stock is not so

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listed, the average of the representative bid and asked prices quoted in the
Nasdaq system as of 4:00 p.m., New York City time, or, if on any day the Common Stock is not quoted in the Nasdaq system, the average of the highest bid and lowest asked price on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization. If at any time the Common Stock is not listed on any securities exchange or quoted in the Nasdaq system or the over-the-counter market, the current fair market value of Common Stock shall be the highest price per share which the Company could obtain from a willing buyer (not a current employee or director) for shares of Common Stock sold by the Company, from authorized but unissued shares, as determined in good faith by the Board of Directors of the Company. Notwithstanding the foregoing, if the Company shall engage in an Acquisition Transaction, the current fair market value of the Common Stock shall be determined with reference to the value ascribed to the Company by the terms of the Acquisition Transaction.

          1.2 Delivery of Stock Certificates, etc., on Exercise. As soon as practicable after the exercise of this Warrant in full and in any event within 10 days thereafter, the Company at its expense will cause to be issued in the name of and delivered to the Holder hereof, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of fully paid and nonassessable shares of Common Stock to which such Holder shall be entitled on such exercise.

          1.3 Expiration. Unless canceled in connection with an Acquisition Transaction, this Warrant will expire on August 26, 2006 at 5:00 p.m., Eastern Standard Time.

          1.4 Company Rights After Public Offering Closing. At any time after one (1) year after a Public Offering Closing, the Company may give written notice of not less than twenty (20) days (the "Notice Period") to the Holder hereof that this Warrant will automatically terminate unless exercised during such Notice Period; provided that, (i) the shares of Common Stock issuable upon exercise of this Warrant must be either registered for sale under the Securities Act of 1933, as amended, or eligible for sale under Rule 144 under that Act;
(ii) the last sales price of the Common Stock for each of the consecutive twenty
(20) business days preceding the commencement of the Notice Period shall have been not less than $5.00 per share; and (iii) the average of the last sales price of the Common Stock during the Notice Period shall have been not less than $5.00 per share. If the foregoing provisions are met, and this Warrant is not exercised within the Notice Period, this Warrant will terminate automatically and be canceled.

     2.   Adjustments for Certain Events.

          2.1 Stock Splits, etc. In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Warrant Price in effect immediately prior to such subdivision shall be proportionately reduced, and the number of shares of Common Stock issuable upon exercise of this Warrant shall be proportionately increased; and conversely, in case the outstanding shares of Common Stock of the Company shall be combined

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into a smaller number of shares, the Warrant Price in effect immediately prior to such combination shall be proportionately increased and the number of shares of Common Stock issuable upon exercise of this Warrant shall be proportionately reduced.

          2.2 Adjustments for Capital Reorganization or Reclassification. If any capital reorganization or reclassification of the capital stock of the Company shall be effected, then, as a condition of such capital reorganization or reclassification, lawful and adequate provision shall be made whereby the Holder hereof shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant, in lieu of shares of Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, those shares of stock, securities or assets which would have been issued or payable with respect to or in exchange for the Common Stock issuable upon exercise of this Warrant had this Warrant been exercised immediately prior to the record date (or the effective date, as the case may be) for such capital reorganization or reclassification.

          2.3 Acquisition Transaction. The Company shall provide to the Holder of this Warrant written notice not less than thirty (30) business days prior to the anticipated closing of an Acquisition Transaction of the anticipated closing of such transaction and a brief summary of the business terms thereof. The Holder of this Warrant will in such case be entitled to exercise this Warrant, effective immediately prior to the closing of the Acquisition Transaction (subject to the completion of such closing), as provided in Section 1.1 hereof by delivery of an executed Notice of Exercise and payment of the exercise price not less than five (5) days prior to such closing. In the event the closing of an Acquisition Transaction does not occur for any reason, such Notice of Exercise will be of no force or effect.

          2.4 Notice of Adjustments. Upon any adjustment of the Warrant Price, the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to the Holder of this Warrant at its address registered on the books of the Company, which notice shall state the Warrant Price resulting from such adjustment and the increased or decreased number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

     3. Liquidating Dividends. If the Company pays a dividend or makes a distribution on the Common Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles) except for a stock dividend payable in shares of Common Stock (a "Liquidating Dividend"), then the Company will pay or distribute to the Holder of this Warrant, upon the exercise hereof, in addition to the Common Stock purchased upon such exercise, the Liquidating Dividend which would have been paid to such Holder if it had been the owner of record of such shares of Common Stock immediately prior to the date on which a record is taken for such Liquidating Dividend or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividends or distribution are to be determined.

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     4.   Notice of Liquidation, etc. In the event of any voluntary or involuntary dissolution, liquidation or winding-up of the Company, the Company not less than ten (10) days prior to the occurrence of such event will give to the Holder of this Warrant written notice of (i) the date on which any such dissolution, liquidation or winding-up is to take place, (ii) the amount and character of assets, including any stock or other securities, proposed to be issued or granted and (iii) the persons or class of persons to whom such proposed issue or grant is to be made.

     5. Notice of Public Offering Closing; Lock-up. The Company will give to the Holder of this Warrant written notice of the anticipated date of a Public Offering Closing not less than five (5) days prior to such closing. Holder agrees not to sell or otherwise transfer any shares of Common Stock issued or issuable upon exercise of this Warrant for a period of up to 180 days following a Public Offering Closing, provided the underwriters of the Public Offering have requested that directors, executive officers and other stockholders of the Company agree not to sell or transfer shares of Common Stock during such period.

     6. Reservation of Stock, etc., Issuable on Exercise of Warrants. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrant, all shares of Common Stock from time to time issuable on the exercise of the Warrant.

     7. Voting Rights. This Warrant shall not entitle the Holder hereof to voting rights or any other rights whatsoever as a stockholder of the Company or, except as set forth in Section 4 above, to any notice of meetings of stockholders or any other proceedings of the Company.

     8. Exchange of Warrant. Subject to compliance with applicable securities laws, this Warrant is exchangeable, upon the surrender hereof at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares of Common Stock which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of shares of Common Stock as shall be designated by such Holder hereof at the time of such surrender.

     9. Transferability. Subject to compliance with applicable securities laws, this Warrant and all rights hereunder are transferable at the principal office of the Company by the Holder hereof in person or by duly authorized attorney, upon surrender of this Warrant properly endorsed, together with a written assignment of this Warrant duly executed by the Holder hereof or its duly authorized attorney. Each taker and Holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed in blank, shall be deemed negotiable, and that the Holder hereof, when this Warrant shall have been so endorsed, may be treated by the Company and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this

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Warrant, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding; but until such transfer on such books, the Company may treat the Holder hereof as the owner for all purposes.

     10. Miscellaneous. The provisions of this Warrant may be amended or waived only by an instrument in writing signed by the party against which enforcement of such amendment or waiver is sought. This Warrant shall be construed and enforced in accordance with and governed by the laws of the Commonwealth of Massachusetts. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. This Warrant is being executed as an instrument under seal. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by an officer thereunto duly authorized as of January 18, 2001.

                                             SPECTRA SCIENCE CORPORATION



                                             By:________________________________
                                                Nabil Lawandy, President
Attest:



___________________________


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

                               NOTICE OF EXERCISE

                               (To be Executed by
                              the Registered Holder
                        in Order to Exercise the Warrant)

     The undersigned hereby irrevocably elects to exercise the right to purchase ______________________________ (_________) shares of Common Stock, $.01 par value, of Spectra Science Corporation, a Delaware corporation, formerly known as Spectra Acquisition Corp., covered by Warrant No. S1-[_] according to the conditions thereof and herewith makes payment of the Warrant Price of such shares in full.

     Specify method of exercise by check mark:

1. Such payment is hereby made in the amount of $________ by wire transfer or by certified or bank check.

2. The Holder elects to receive shares for the value (as determined pursuant to Section 1.1 of the Warrant) of the Warrant.


                               Printed Name
                               of Warrant Holder:  ____________________________

                               Signature:          ____________________________

                               Title (if signing
                               on behalf of a
                               Warrant Holder:     ____________________________

                               Address:            ____________________________

                                                   ____________________________

                                                   ____________________________

                                                   ____________________________

Dated:__________________

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